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                                                                     EXHIBIT 3.6


                            ARTICLES OF INCORPORATION

                                       OF

                                GROUND ZERO INC.


      The undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:

                                   ARTICLE ONE

      The name of the corporation is: GROUND ZERO INC.

                                   ARTICLE TWO

      The address, including street and number, if any, of the corporation's initial registered office in this state is Goldstein & Vouga, P.C., 121 Hunter Avenue, Suite 101, St. Louis, Missouri 63124, and the name of the initial registered agent at such address is Steven Goldstein.

                                  ARTICLE THREE

      The aggregate number, class, and par value of shares that the corporation shall have authority to issue shall be thirty thousand (30,000) shares of common stock having a par value of One Dollar ($1.00) per share amounting in the aggregate to Thirty Thousand Dollars ($30,000.00).

                                  ARTICLE FOUR

      No holder of shares of any class of stock of this corporation, either now or hereafter authorized or issued, shall have any preemptive or preferential right to subscribe for or purchase any shares of any class of stock of this corporation, either now or herafter authorized whether issued for cash, property or services, or to subscribe for or purchase obligations, bonds, notes, debentures, other securities or stock convertible into stock of any class of this corporation, other than such right, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors may from time to time fix.


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                                  ARTICLE FIVE

      The name and place of residence of the incorporator are as follows:


  NAME                    STREET                  CITY AND STATE
  Steven Goldstein        121 Hunter Avenue       St. Louis, Missouri 63124
                          Suite 101

                          712 Swarthmore Ln.      University City, MO 63130


                                   ARTICLE SIX

      The number of directors to constitute the first Board of Directors is four
(4). Thereafter, the number of directors shall be fixed by, or in the manner provided in, the bylaws of the corporation. Any changes shall be reported to the Secretary of State within thirty (30) calendar days of such change.

                                  ARTICLE SEVEN

      No shareholder shall have the right to cumulative voting in the election of directors.

                                  ARTICLE EIGHT

      The duration of the corporation is perpetual.

                                  ARTICLE NINE

      The corporation is formed to do any and all legal acts permitted to be done by corporations organized under and pursuant to "The General and Business Corporation Law of Missouri."

                                   ARTICLE TEN

      The power to make, alter, amend, or repeal bylaws of the corporation shall be vested exclusively in the Board of Directors.



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      IN WITNESS WHEREOF, these Articles of Incorporation have been signed this
31st day of December, 1997.


                                                /s/ Steven Goldstein
                                                ------------------------
                                                Steven Goldstein


STATE OF MISSOURI       )
                        ) SS.
COUNTY OF ST. LOUIS     )

      I, Donna Honnoll, a notary public, do hereby certify that on the 31st day of December, 1997, personally appeared before me Steven Goldstein, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                /s/ Donna L. Honnoll
                                                ------------------------
                                                Notary Public

My commission expires:
                                DONNA L. HONNOLL
                            Notary Public-Notary Seal
                                STATE OF MISSOURI
                                St. Louis County
                       My Commission Expires: May 24, 2001